Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Penn Virginia Resource Partners, L.P.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-74212) and on Form S-3 (File Nos. 333-106195 and 333-106239) of Penn Virginia Resource Partners, L.P. (the “Partnership”) of our reports dated February 28, 2007 with respect to the consolidated balance sheets of Penn Virginia Resource Partners, L.P. as of December 31, 2006 and 2005, and the related consolidated statements of income, partners’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of Penn Virginia Resource Partners, L.P.

KPMG LLP

Houston, Texas

March 1, 2007